UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 18, 2025
Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity:  0001628112
COMM 2015-LC19 Mortgage Trust
(Exact name of issuing entity)

Central Index Key Number of the registrant:  0001013454
Deutsche Mortgage & Asset Receiving Corporation
(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor:  0001541294
German American Capital Corporation
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001541468
Ladder Capital Finance LLC
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001558761
Cantor Commercial Real Estate Lending, L.P.
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001089877
KeyBank National Association
(Exact name of sponsor as specified in its charter)

New York	333-193376-15	38-3955412 38-3955413 38-7135306
(State or other jurisdiction of incorporation of issuing entity)	(Commission File Number of issuing entity)	(I.R.S. Employer Identification Numbers)

c/o Computershare Trust Company, N.A., as agent for
Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045
(Address of principal executive offices of the issuing entity) (Zip Code)

(212) 250-2500
Registrant's Telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised Financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 6.02 Change of Servicer or Trustee.

Pursuant to Section 3.22(b) of the pooling and servicing agreement, dated as of February 1, 2015 (the “Pooling and Servicing Agreement”), among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), as master servicer and special servicer, Computershare Trust Company, National Association, acting as an agent for Wells Fargo Bank, National Association, as trustee, certificate administrator, paying agent and custodian, and Park Bridge Lender Services LLC, as operating advisor, relating to the issuing entity known as COMM 2015-LC19 Mortgage Trust (the “Issuing Entity”), effective as of February 18, 2025, Midland was removed as special servicer and Torchlight Loan Services, LLC (“Torchlight”), a Delaware limited liability company, was appointed as the successor special servicer (except with respect to any Non-Serviced Mortgage Loan and the 56-15 Northern Boulevard Mortgage Loan). In its capacity as special servicer, Torchlight will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the Pooling and Servicing Agreement (except with respect to any Non-Serviced Mortgage Loan and the 56-15 Northern Boulevard Mortgage Loan), a copy of which was filed as Exhibit 4.1 to the Current Report on Form 8-K/A filed by the Issuing Entity with the Securities and Exchange Commission on April 1, 2015.

Torchlight will become special servicer with respect to the 56-15 Northern Boulevard Mortgage Loan upon the earlier to occur of (i) the date on which the receiver appointed for the 56-15 Northern Boulevard Mortgage Loan sells the underlying collateral and remits the net sales proceeds to the Issuing Entity and (ii) July 31, 2025.

Capitalized terms used, but not defined, in this Current Report on Form 8‑K have the meanings set forth in the Pooling and Servicing Agreement.

Torchlight Loan Services, LLC

Torchlight is a Delaware limited liability company.  Effective March 3, 2025, its executive office and principal special servicing office are located at 90 Park Avenue, 20th Floor, New York, New York 10016. Torchlight is wholly owned by Torchlight Investors, LLC, which invests across a broad array of commercial real estate investments, including senior and mezzanine loans, preferred equity, equity and investment grade and non-investment grade CMBS on behalf of institutional investors.

Torchlight has substantial experience in working out loans and has been engaged in servicing CMBS assets since December 2007. Torchlight’s then affiliated predecessor had been engaged in servicing CMBS assets since 1998. In the past twenty-six years, Torchlight has resolved over $11.8 billion of U.S. commercial and multifamily loans.

The table below sets forth information about Torchlight’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024
By Approximate Number.......................	17	19	18
Named Specially Serviced Portfolio By
Approximate Aggregate Unpaid Principal Balance(1)	$6,677,010,984	$8,187,369,702	$9,980,161,249
Actively Specially Serviced Portfolio By Approximate Number of Loans(2).............	11	41	42
Actively Specially Serviced Portfolio By
Approximate Aggregate Unpaid Principal Balance(2)..................................................................	$ 461,535,412	$ 2,555,583,096	$2,756,939,609

(1)      Includes all loans in Torchlight’s portfolio for which Torchlight is the named special servicer, regardless of whether such loans are, as of the specified date, specially serviced loans.

(2)      Includes only those loans in the portfolio that, as of the specified date, are specially serviced loans, including REO loans.

As of December 31, 2024, 20 personnel were involved in the special servicing of commercial real estate assets for Torchlight, of which 4 were dedicated to the special servicing business unit. As of December 31, 2024, Torchlight specially serviced a portfolio that included approximately 42 loans secured by properties throughout the United States, the District of Columbia and Puerto Rico with a then-current face value in excess of $2.75 billion, all of which are commercial or multifamily real estate assets. The portfolio includes commercial real estate mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the Certificates. Accordingly, the assets that Torchlight services as well as assets owned by its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the Mortgage Loans for tenants, purchasers, financing and so forth. Torchlight does not service or manage any assets other than commercial and multifamily real estate assets.

Torchlight has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Torchlight has recognized that technology can greatly improve its performance as a special servicer, and Torchlight’s intranet-based infrastructure provides improved controls for compliance with trust/pooling and servicing agreements, loan administration and procedures in workout/resolution. Standardization and automation have been pursued, and continue to be pursued, wherever practicable to provide for improved accuracy, efficiency, transparency, monitoring and controls.  Torchlight’s Special Servicing Policies and Procedures Manual (the “Manual”) is reviewed annually, or more frequently if necessary, and updates to the Manual are made in conjunction with such reviews where applicable.  Material changes to the Manual were made in 2018 to fully incorporate the rollout of Backshop. More recent updates to the Manual were completed in the last three years to incorporate updates to policies related to REO Bank Accounts (including the implementation of ACH positive pay and additional security protocols for wire transfers) and annual compliance.

Torchlight utilizes the services of certain contractors to augment its personnel. Such contractors are included in the personnel numbers above. Torchlight does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer and accordingly Torchlight does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement nor any material impact on the mortgage pool performance or the performance of the certificates.

Torchlight will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Torchlight may have custody of certain of such documents as necessary for enforcement actions involving the Mortgage Loan or otherwise. To the extent that Torchlight has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

There are currently no legal proceedings pending against Torchlight, nor are any known to be contemplated by governmental authorities, that are material to the Certificateholders. From time to time, Torchlight and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Torchlight does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as special servicer.

No securitization transaction involving commercial or multifamily mortgage loans in which Torchlight was acting as special servicer has experienced an event of default as a result of any action or inaction performed by Torchlight as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Torchlight with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Torchlight was acting as special servicer.

Torchlight is not an affiliate of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Trustee, the Certificate Administrator, or the Operating Advisor. There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Torchlight or any of its affiliates, on the one hand, and the Depositor, on the other hand, that currently exist or that existed during the past two (2) years.

Neither Torchlight nor any of its affiliates currently owns any Certificates issued by the issuing entity or any other economic interest in this securitization.  Torchlight or its affiliates may, in the future, retain or own interests in certain classes of certificates.  Any such party will have the right to dispose of such certificates at any time.

A description of additional material terms of the Pooling and Servicing Agreement regarding the role of the special servicer, including limitations on the special servicer’s liability under the Pooling and Servicing Agreement and terms regarding the special servicer’s removal, replacement, resignation or transfer, is included in the prospectus supplement and filed with the Securities and Exchange Commission.

Torchlight may enter into one or more arrangements with the Directing Holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Torchlight’s appointment as special servicer under the Pooling and Servicing Agreement and any related intercreditor agreement and limitations on such person’s right to replace the special servicer.

The Depositor, the Mortgage Loan Sellers, the Borrowers, the guarantors, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator may maintain banking and other commercial relationships with Torchlight and its affiliates.

The foregoing information set forth under this heading “—Torchlight Loan Services, LLC” has been provided by Torchlight.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deutsche Mortgage & Asset Receiving Corporation
(Depositor)

/s/ Matt Smith
Matt Smith, Director

Date:  February 18, 2025

/s/ R. Chris Jones
R. Chris Jones, Managing Director

Date:  February 18, 2025